For Immediate Release

Contact: Jerry Baack

President & CEO

Bridgewater Bancshares, Inc.

(952) 893-6866

October 29, 2020

Bridgewater Bancshares Announces Changes to
Stock Repurchase Program

St. Louis Park, MN – Bridgewater Bancshares, Inc. (“Bridgewater”) (NASDAQ: BWB), the holding company for Bridgewater Bank, today announced that its Board of Directors has approved a $15 million increase to Bridgewater’s existing stock repurchase program. This approval increased the authorization to repurchase common stock under the program from a total of $25 million to up to a total of $40 million. The Board of Directors also approved an extension of the program until October 27, 2022.

Bridgewater also announced that it had repurchased a total of approximately $22.4 million of shares under the stock repurchase program which was originally announced in January 2019. As of October 28, 2020, approximately $17.6 million of Bridgewater common stock remained authorized for repurchase under the newly increased program.

“We are pleased that the Company’s strong historical financial performance and well-capitalized designation gives us the opportunity to increase our stock repurchase program and continue our commitment to enhancing shareholder value. As we manage through these unprecedented times, the Company remains committed to maintaining strong capital levels and will consider the economic impacts of the COVID-19 pandemic when evaluating the utilization of the stock repurchase program,” said Chairman, President and CEO Jerry Baack.

The stock repurchase program permits Bridgewater’s management to acquire shares of Bridgewater’s common stock from time to time in the open market in accordance with Rule 10b-18 of the Securities Exchange Act or in privately negotiated transactions at prices management considers to be attractive and in the best interests of Bridgewater and its shareholders. The stock repurchase program does not obligate Bridgewater to repurchase shares of its common stock, and there is no assurance that Bridgewater will do so.

Any repurchases are subject to compliance with applicable laws and regulations. Repurchases will be conducted in consideration of general market and economic conditions, regulatory requirements, availability of funds, and other relevant considerations, as determined by Bridgewater. The stock repurchase program may be modified, suspended or discontinued at any time at the discretion of Bridgewater’s Board of Directors.

About Bridgewater Bancshares, Inc.
Bridgewater Bancshares, Inc. is a financial holding company headquartered in St. Louis Park, Minnesota. The Company has two wholly owned subsidiaries, Bridgewater Bank, a Minnesota-chartered commercial bank founded in November 2005, and Bridgewater Risk Management, Inc., a captive insurance company founded in December 2016. Bridgewater Bank has seven locations serving clients across the Minneapolis-St. Paul metropolitan statistical area in Minnesota and offers a full array of simple, quality loan and deposit products, primarily for commercial clients. As of September 30, 2020, the Company had total assets of approximately $2.77 billion, total loans of approximately $2.26 billion, total deposits of approximately $2.27 billion and total shareholders’ equity of approximately $265.4 million.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Bridgewater. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described in the “Risk Factors” sections of reports filed by Bridgewater with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Source: Bridgewater Bancshares, Inc.